Exhibit 10.1

EXECUTION VERSION

OMNIBUS DISTRIBUTION AND TERMINATION AGREEMENT

This OMNIBUS DISTRIBUTION AND TERMINATION AGREEMENT, dated as of June 11, 2024, (this “Agreement”), is entered into by and among Hyundai Capital America (“HCA”), Hyundai ABS Funding, LLC (the “Depositor”), Hyundai Auto Receivables Trust 2020-A (the “Issuing Entity”) Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) and U.S. Bank Trust National Association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”).

RECITALS:

WHEREAS, reference is made to the following documents (collectively, the “Transaction Documents”):

(a)              the Indenture, dated as of April 29, 2020 (the “Indenture”), between the Issuing Entity and the Indenture Trustee;

(b)             the Receivables Purchase Agreement, dated as of April 29, 2020 (the “Receivables Purchase Agreement”), between the Depositor and HCA;

(c)              the Sale and Servicing Agreement, dated as of April 29, 2020 (the “Sale and Servicing Agreement”), among the Issuing Entity, the Depositor, HCA and the Indenture Trustee;

(d)             the Administration Agreement, dated as of April 29, 2020 (the “Administration Agreement”), among the Issuing Entity, HCA and the Indenture Trustee; and

(e)              the Amended and Restated Trust Agreement, dated as of April 29, 2020 (the “Trust Agreement”), among the Depositor, the Owner Trustee and HCA.

WHEREAS, the parties to this Agreement, including all holders of Outstanding Notes and Certificates, have agreed to terminate the Transaction Documents and discharge all remaining obligations thereunder upon the final payment on the Notes and all other outstanding obligations on June 17, 2024.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, agree as follows:

ARTICLE I       AGREEMENT.

SECTION 1.01                 HCA hereby represents and warrants that it is, and as of June 17, 2024, will be, the sole beneficial owner of all Notes issued and Outstanding under the Indenture. The Depositor hereby represents and warrants that it is, and as of June 17, 2024, will be, the sole beneficial owner of all Certificates issued and Outstanding under the Trust Agreement.

SECTION 1.02                 Each of HCA, as the sole noteholder and the Depositor, as the sole certificateholder under the Transaction Documents, hereby consents to the termination of the Transaction Documents after the final payment of $53,506,510.93 (the “Payoff Amount”). Upon receipt by HCA of the Payoff Amount, HCA hereby directs the Indenture Trustee to release the Collateral from the lien of the Indenture and further directs the Receivables to be distributed to the Depositor and by the Depositor to HCA. HCA, as Administrator on behalf of the Issuing Entity, hereby instructs the Indenture Trustee to execute a satisfaction and release in a form acceptable to the Administrator and the Indenture Trustee on June 17, 2024.

SECTION 1.03                 The parties hereto consent and agree to waive (a) the requirement under Section 5.07 of the Sale and Servicing Agreement with regard to the delivery of a statement to Noteholders for the June 2024 Payment Date and (b) the requirement under Section 4.09 of the Sale and Servicing Agreement with regard to the delivery of a Servicer’s Certificate for the June 2024 Payment Date.

SECTION 1.04                 The parties hereto consent and agree to the termination and discharge of the Transaction Documents effective as of June 17, 2024.

ARTICLE II      MISCELLANEOUS PROVISIONS.

SECTION 2.01                 Conditions to Effectiveness. This Agreement shall become effective upon the execution and delivery of this Agreement by each of the parties hereto.

SECTION 2.02                 Definitions; Terms. Capitalized terms used and not otherwise defined herein are used as defined in Appendix A to the Sale and Servicing Agreement.

SECTION 2.03                 Counterparts. This Agreement may be executed in any number of counterparts (including in .pdf format), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Executed counterparts may be delivered electronically.

SECTION 2.04                  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 2.05                 Effect of Headings. The section headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HYUNDAI AUTO RECEIVABLES TRUST 2020-A

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

[HART 2020-A Omnibus Distribution and Termination Agreement]

HYUNDAI ABS FUNDING, LLC,

By:	/s/ Charley Yoon
Name:	Charley Yoon
Title:	President and Secretary

[HART 2020-A Omnibus Distribution and Termination Agreement]

HYUNDAI CAPITAL AMERICA,

By:	/s/ Charley Yoon
Name:	Charley Yoon
Title:	Treasurer

[HART 2020-A Omnibus Distribution and Termination Agreement]

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Trang Tran-Rojas
Name:	Trang Tran-Rojas
Title:	Senior Trust Officer

[HART 2020-A Omnibus Distribution and Termination Agreement]

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

[HART 2020-A Omnibus Distribution and Termination Agreement]